Exhibit 99.1

Contacts:
Investor Relations
Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com

Press Release

Verint Systems Announces Conference Call and Webcast To Review its First Quarter Results To Be Held on June 9, 2010, 4:30 PM ET

MELVILLE, N.Y, June 7, 2010 – Verint® Systems Inc. (NQB:VRNT) will be conducting a conference call and webcast to review its first quarter results (quarter ending April 30, 2010) and outlook for the year ending January 31, 2011 on Wednesday June 9, 2010 at 4:30 PM ET. An earnings release will be issued after market close on June 9, 2010.

Webcast and Conference Call Information
The webcast, including audio, will be available on our website under Investor Relations at www.verint.com. Audio only from the webcast can also be accessed via telephone at 888-396-2386 and the passcode is 13074775. Please dial in 10-15 minutes prior to the scheduled start time.

About Verint Systems Inc.
Verint® Systems Inc. is a global leader in Actionable Intelligence® solutions and value-added services. Our solutions enable organizations of all sizes to make timely and effective decisions to improve enterprise performance and make the world a safer place. More than 10,000 organizations in over 150 countries — including over 80% of the Fortune 100 — use Verint solutions to capture, distill, and analyze complex and underused information sources, such as voice, video, and unstructured text. Headquartered in Melville, New York, we support our customers around the globe directly and with an extensive network of selling and support partners. Visit us at our website www.verint.com.

Cautions About Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management’s expectations that involve a number of risks and uncertainties which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Important risks, uncertainties, and other factors that could cause actual results to differ materially from our forward-looking statements. The forward-looking statements contained in this press release are made as of the date of this press release and, except as required by law, Verint assumes no obligation to update or revise them or to provide reasons why actual results may differ.

VERINT, the VERINT logo, ACTIONABLE INTELLIGENCE, POWERING ACTIONABLE INTELLIGENCE, WITNESS ACTIONABLE SOLUTIONS, STAR-GATE, RELIANT, VANTAGE, X-TRACT, NEXTIVA, EDGEVR, ULTRA, AUDIOLOG, WITNESS, the WITNESS logo, IMPACT 360, the IMPACT 360 logo, IMPROVE EVERYTHING, EQUALITY, CONTACTSTORE, EYRETEL, BLUE PUMPKIN SOFTWARE, BLUE PUMPKIN, the BLUE PUMPKIN logo, EXAMETRIC and the EXAMETRIC logo, CLICK2STAFF, STAFFSMART, AMAE SOFTWARE and the AMAE logo are trademarks and registered trademarks of Verint Systems Inc. Other trademarks mentioned are the property of their respective owners.